EXHIBIT 99.1

North Bullfrog Project’s, Preliminary Economic Assessment – Corvus Gold’s Detailed Phase-1, Standalone, Near-Term Mine Development Plan in the Bullfrog Mining District, Nevada

Highlights:

Measured and Indicated: 2.1Mozs gold & 10.3Mozs silver
Inferred: 0.41Mozs gold 1.29Mozs of silver

Estimated Production Profile:

147,000 ounces per year gold and 400,000 ounces silver per year for first 7 years
Total life of mine production of 1.47Mozs gold 3.2Mozs Silver
Life of mine strip ratio (waste to mineralized material): 0.91 to 1

Financial Results:

In USD	@$1,500 gold (base case)	@$1,900 gold
Total pre-tax cash flow	$763M, IRR 55%	$1,363M, IRR 80%
Total post-tax NPV5%	$452M, IRR 47%	$815M, IRR 70%
Payback	2.1 years	1.7 years
Cash Costs & AISC first 7 years	$589/oz Au & $727/oz Au
Initial Capital	$167M	(inclusive of $41M of contingency)
Sustaining Capital	$132M

VANCOUVER, British Columbia, Oct. 07, 2020 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces results for its Preliminary Economic Assessment (“PEA”) of the Company’s North Bullfrog project in southwest Nevada (Figure 1). Results outline the potential for a large, standalone, Nevada mining project with attractive preliminary production and financial performance statistics. This project will be the initial mine development target for Corvus because of its expected low initial capital requirements, potential high margins and anticipated strong free cashflow generation that could provide development capital for the Company’s potential, second mining project at the Mother Lode deposit.

The PEA results indicate robust economics at a gold price of $1,500/oz with free cash flow of $763M and post-tax NPV5% of $452M with an IRR of 47% and strong leverage to higher gold prices with a USD $1.36B pre-tax cash flow at $1,900 gold price and post-tax NPV5% $815M with an IRR of 70% (Table 1). The financial performance of the North Bullfrog project PEA as a standalone project, at its base case $1,500 gold price produces comparable results to the overall previously announced combined North Bullfrog-Mother Lode project PEA reported in November of 2018 at its base case, $1,250 gold price. The North Bullfrog Project could be an excellent development option for Corvus to advance gold production in the Bullfrog Mining District. Corvus Gold’s potential of becoming the first producer in the Bullfrog Mining District could position it for expanding organic production growth and possible further District consolidation of other assets. The North Bullfrog property is considered to be a separate, standalone project for the Company.

The North Bullfrog PEA is preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Table 1
Sensitivity Analysis for Preliminary Economic Assessment, North Bullfrog Project (USD)

Gold Price ($/Oz)	Pre-Tax Free Cash Flow ($M)	Pre-Tax IRR	Post-Tax NPV @ 5% ($M)	Post Tax IRR	Payback (Yrs)
$1,200	$313	32%	$172	27%	2.8
$1,400	$613	48%	$360	41%	2.3
$1,500 (base case)	$763	55%	$452	47%	2.1
$1,600	$913	62%	$544	53%	2.0
$1,800	$1,213	74%	$725	64%	1.8
$1,900	$1,363	80%	$815	70%	1.7
$2,000	$1,513	86%	$905	75%	1.7

Figure 1: North Bullfrog project location map and conceptual infrastructure layout is available at: https://www.globenewswire.com/NewsRoom/AttachmentNg/a972a664-6b47-447e-b338-5ea749531ec1

Jeffrey Pontius, President and CEO of Corvus states, “The results from our PEA study of the North Bullfrog project are encouraging. The potential projected annual gold production during the first 7 years is significant, especially as a new open pit deposit in Nevada. The PEA demonstrates the potential for the project to produce nearly 147,000 ounces of gold and 400,000 ounces of silver per year at a projected low cost which could result in high margins. This analysis, in conjunction with our continued positive Mother Lode and District-wide exploration drill results, is encouraging for expanding and improving the economic model as our programs move forward. Furthermore, the greater Bullfrog District is seeing a resurgence of exploration activity with multiple mining companies conducting large scale drilling programs and new discoveries being made. The North Bullfrog PEA study has highlighted a re-emergence of the Bullfrog Gold District and with Corvus Gold’s commanding land position we believe we have the District’s dominant asset base with excellent growth potential for our shareholders.”

The North Bullfrog Project is modeled as a large open pit, run-of-mine, heap leach operation with a grinding circuit for gravity gold recovery of the high-grade YellowJacket vein and stockwork deposit. The mining plan utilizes standard mining practices and has a production scale that is currently being used by many operating open pit mines in Nevada. The updated North Bullfrog mineral resource estimate is shown in Table 5.

The new PEA study also includes a number of changes to the prior North Bullfrog project (NBP) configuration which enhance the project that include:

  Incorporating new NBP metallurgical testing results that indicated that the high-grade vein and vein stockwork mineralization at YellowJacket can be processed by a simple gravity mill and that the gravity tail can then be directly blended with low-grade mineralization for final gold recovery on the Heap Leach Pad. The approach reduced plant capital and Opex costs while maintaining relatively high gold (85%) recovery for the YellowJacket mineralization. The process plant and processing configuration for NBP has been modified to incorporate this approach.
  Defining a starter phase of mining at NBP that focuses on the higher-grade YellowJacket vein and higher-grade heap leach mineralization to begin the project, increasing project returns and cash flow in the early mining phase.
  Improved open-pit mining and development plans to enhance project economics.

The PEA only includes drill results completed up until May 2020. In addition, Corvus will continue follow-up mineral resource expansion work and new discovery drilling on priority targets at both the North Bullfrog and Mother Lode properties through 2021.

Table 2
Select Estimates for first 7 years of PEA production Plan for North Bullfrog Project

First 7 Years of Production (Mill & Heap Leach)
		Heap Leach[1]	Mill[2]	Total
Total Estimated Ozs of Mineralized Material Processed	Au	826,170	551,770	1,377,940
	Ag	2,489,380	4,029,980	6,519,360
Recovery (%)	Au	72%	85%	77%
	Ag	13%	63%	44%
Total Estimated Ozs from Mineralized Material Recoverable	Au	598,030	466,900	1,064,930
	Ag	316,790	2,537,800	2,854,590
Estimate Avg. Annual Gold Ozs Production[3] for the first 7 years		80,290[3]	66,710[3]	147,000[3]

1-Heap leach recoverable gold excludes mill recovery of YellowJacket gravity tail
2-Mill recoverable gold includes heap leach recovery from YellowJacket gravity tail
3-Includes adjustments for pad inventory build-up in early years

Table 3
Preliminary Economic Assessment - North Bullfrog Project @ USD $1,500/oz Gold Price

	Parameter	Summary Data
	Pre-Tax Cash Flow; IRR	USD $763 M; 55%
	Post-Tax NPV5%; IRR	USD $452 M; 47%
	Overall Strip Ratio	0.91 to 1 (overburden – process tonne)
	Cash Cost Years 1-7 (USD per Au ounce)	$589
	AISC Years 1-7 (USD/produced Au oz)	$727
	Year 1-7 Average Annual Gold Production	147,000 ounces
	Mine Life	14 years
	Total Gold Production	1,466,550 ounces
	Initial Capital Cost (USD)	$167M
	Sustaining Capital Cost (USD)	$132M
Average Mill Recovery[1] (%)	Au	85%
	Ag	63%
Average Heap Leach Recovery (%)	Au	72%
	Ag	13%
	Average Total Mining Rate[2] (t/day)	84,800
	Average Mineralization Mining Rate* (t/day)	43,300

1-mill recovery -gravity concentrate plus heap leach of gravity tail
2-14-year rate including capitalized mining in year -1.

Table 4
Resource Assumptions1 for North Bullfrog Project PEA

Parameter	Unit	Mayflower	Jolly Jane	Sierra Blanca	YellowJacket
Mining Cost	USD/total tonne	1.64	1.70	1.70	2.23
Au Cut-Off	g/tonne	0.08	0.06	0.06	0.35
Processing Cost	USD/process tonne	1.72	1.72	1.72	4.21
Au Recovery	%	72	62	73	85
Ag Recovery	%	13	6	13	65
Administrative Cost	USD/process tonne	0.50	0.50	0.50	0.50
Refining & Sales	USD/Au oz	5.00	5.00	5.00	5.00
Au Selling Price	USD/oz	1,500	1,500	1,500	1,500
Slope Angle	Degrees	50	50	50	50

1-Cost and recovery assumptions used in Whittle Pit Evaluations

Table 5
North Bullfrog Project PEA Mineral Resource Summary (effective Sept. 4, 2020)
(pit constrained at $1,500/oz gold price)

	Mill Resource			Run of Mine Heap Leach
	(0.20-0.40 g/t Au cut-off grade)			(0.06-0.10 g/t Au cut-off grade)
Mineral Resource Category	Tonnes (M)	Gold (g/t)	Gold (kozs)	Tonnes (M)	Gold (g/t)	Gold (kozs)
Measured	9.54	1.46	447	27.60	0.25	222
Indicated	15.13	1.21	590	139.87	0.19	848
Total M & I	24.67	1.31	1,037	167.47	0.20	1,070
Inferred	0.42	0.97	13	67.25	0.19	401

	Mill Resource			Run of Mine Heap Leach
	(0.20-0.40 g/t Au cut-off grade)			(0.06-0.10 g/t Au cut-off grade)
Mineral Resource Category	Tonnes (M)	Silver (g/t)	Silver (kozs)	Tonnes (M)	Silver (g/t)	Silver (kozs)
Measured	9.54	10.18	3,121	27.60	0.78	695
Indicated	15.13	7.61	3,702	139.87	0.62	2,788
Total M & I	24.67	8.60	6,823	167.47	0.65	3,483
Inferred	0.42	7.96	107	67.25	0.55	1,185

Total Project Measured & Indicated ounces: 2.1Mozs Gold; 10.3Mozs Silver
Total Project Inferred ounces: 0.41Mozs Gold; 1.29Mozs Silver

  See Cautionary Note to US Investors below
  The Mineral Resources above are effective as of September 4, 2020
  Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability
  There are no known legal, political, environmental, or other risks that could materially affect the potential development of the Mineral Resources
  Assumes heap leach processing of disseminated oxidized mineralization
  Assumes gravity mill processing of NBP YellowJacket oxide mineralization with heap leach processing of the gravity tail
  Au Cut-Off - break-even grade derived from Whittle input parameters at USD $1,500 per ounce gold price

The North Bullfrog PEA is preliminary in nature, and includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized. Mineral resources that are not mineral reserves do not have demonstrated economic viability

The National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) technical report for the North Bullfrog PEA and updates of the North Bullfrog mineral resource estimate is expected to be filed on the Company’s SEDAR profile by the end of the business day on November 20, 2020. For readers to fully understand the information in this news release, they should read the technical report in its entirety, including all qualifications, assumptions and exclusions that relate to the PEA. The technical report is intended to be read as a whole, and sections should not be read or relied upon out of context.

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by NI 43-101, has supervised the preparation of the scientific and technical information that forms the basis for this news release and has reviewed and approved the disclosure herein. Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has also reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at North Bullfrog was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment. All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (“AAL”) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples. Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Resource calculation reporting, mining project analysis and due diligence evaluations. He is acting as the Qualified Person, as defined in NI 43-101, and is the primary author of the Technical Report for the Mineral Resource estimate and has reviewed and approved the Mineral Resource estimate and the Preliminary Economic Assessment summarized in this news release. Mr. Wilson has over 31 years of experience in surface mining, resource estimation and strategic mine planning. Mr. Wilson is independent of the Company under NI 43-101.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks, Nevada (“McClelland”), Resource Development Inc. of Wheatridge, CO (RDi) and Hazen Research Inc. of Golden, CO (HRi). McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation. McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulphide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”). Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A quality assurance requirements, January 1, 2002. Resource Development Inc. is a state-of-the-art laboratory for metallic and industrial minerals filling a need for high quality, cost-effective, and timely technical services for the international mining industry.

About the North Bullfrog Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 85.7 km2 in southern Nevada. The property package is made up of a number of private mineral leases of patented federal mining claims and 1,118 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information:	Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the economics and project parameters presented in the PEA, including, without limitation, IRR, all-in sustaining capital costs (AISC), NPV and other costs and economic information, possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action; potential expansion of the deposit; the rapid and effective capture of the potential of our North Bullfrog project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the potential to discover additional high grade veins or additional deposits; the growth potential of the North Bullfrog and Mother Lode projects; and the potential for any mining or production at the North Bullfrog and Mother Lode projects, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2019 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.

Non-IFRS Measures

The Company has included certain non-IFRS performance measures as detailed below. In the gold mining industry, these are common performance measures but may not be comparable to similar measures presented by other issuers. The Company believes that, in addition to conventional measures prepared in accordance with IFRS, certain investors use this information to evaluate the Company’s performance and ability to generate cash flow. Accordingly, it is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.

Cash Costs per Ounce of Gold – The Company calculates cash costs per ounce by dividing operating expenses per the consolidated statement of operations, net of silver sales by-product revenue, by the gold ounces sold during the applicable period. Operating expenses include mine site operating costs such as mining, processing and administration as well as royalties, however excludes depletion and depreciation and rehabilitation costs.

Sustaining Costs or AISC – The Company defines sustaining costs as the sum of operating cash costs (per above), sustaining capital (capital required to maintain current operations at existing levels), corporate administration costs, sustaining exploration, and rehabilitation accretion and amortization related to current operations. Sustaining costs excludes capital expenditures for significant improvements at existing operations deemed to be expansionary in nature, exploration and evaluation related to growth projects, financing costs, debt repayments, and taxes.

Cautionary Note to US Investors

NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all resource estimates contained in or incorporated by reference in this press release have been prepared in accordance with NI 43-101 and the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) Standards on Mineral Resource and Mineral Reserves, adopted by the CIM Council on November 14, 2004 (the “CIM Standards”) as they may be amended from time to time by the CIM.

United States investors are cautioned that the requirements and terminology of NI 43-101 and the CIM Standards differ significantly from the requirements and terminology of the SEC set forth in the SEC’s Industry Guide 7 (“SEC Industry Guide 7”). Accordingly, the Company’s disclosures regarding mineralization may not be comparable to similar information disclosed by companies subject to SEC Industry Guide 7. Without limiting the foregoing, while the terms “mineral resources”, “inferred mineral resources”, “indicated mineral resources” and “measured mineral resources” are recognized and required by NI 43-101 and the CIM Standards, they are not recognized by the SEC and are not permitted to be used in documents filed with the SEC by companies subject to SEC Industry Guide 7. Mineral resources which are not mineral reserves do not have demonstrated economic viability, and US investors are cautioned not to assume that all or any part of a mineral resource will ever be converted into reserves. Further, inferred resources have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. It cannot be assumed that all or any part of the inferred resources will ever be upgraded to a higher resource category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit amounts. The term “contained ounces” is not permitted under the rules of SEC Industry Guide 7. In addition, the NI 43-101 and CIM Standards definition of a “reserve” differs from the definition in SEC Industry Guide 7. In SEC Industry Guide 7, a mineral reserve is defined as a part of a mineral deposit which could be economically and legally extracted or produced at the time the mineral reserve determination is made, and a “final” or “bankable” feasibility study is required to report reserves, the three-year historical price is used in any reserve or cash flow analysis of designated reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. The mine economics presented herein and derived from the PEA are preliminary in nature and may not be realized. The PEA is not a feasibility study. U.S. investors are urged to consider closely the disclosure in our latest reports and registration statements filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml. U.S. Investors are cautioned not to assume that any defined resource will ever be converted into SEC Industry Guide 7 compliant reserves.

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.